Exhibit 99.1

Bank of America, National Association Branches Acquired by FS Bancorp, Inc.

Financial Statements

As of January 22, 2016

FS BANCORP, INC. AND SUBSIDIARY
FINANCIAL STATEMENTS

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Statement of Assets Acquired and Liabilities Assumed	F-3

Notes to Financial Statements	F-4

[Letterhead of Moss Adams]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FS Bancorp, Inc. and Subsidiary

We have audited the accompanying statement of assets acquired and liabilities assumed by 1st Security Bank of Washington (the “Bank”), a wholly-owned subsidiary of FS Bancorp, Inc. (the “Company”), pursuant to the Purchase and Assumption Agreement, dated September 1, 2015, executed by the Bank with Bank of America, National Association. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed by the Bank pursuant to the Purchase and Assumption Agreement, dated September 1, 2015, is presented fairly, in all material respects, on the basis of accounting described in Note 1.

/s/ Moss Adams LLP

Everett, Washington
April 7, 2016

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY FS BANCORP, INC. AND SUBSIDIARY

At January 22, 2016
(Audited)
(In thousands)
ASSETS ACQUIRED
Cash and cash equivalents	$180,356
Loans receivable, net	417
Premises and equipment	964
Accrued interest receivable	2
Core deposit intangible	2,139
Goodwill	2,412
Other assets	103
Total assets acquired	$186,393

LIABILITIES ASSUMED
Deposits:
Noninterest-bearing accounts	$79,966
Interest-bearing accounts	106,398
Total deposits	186,364
Accrued interest payable	7
Other liabilities	22
Total liabilities assumed	$186,393

See accompanying notes to financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Consolidation

FS Bancorp, Inc. (“FS Bancorp” or the “Company”), incorporated under the laws of the State of Washington, is a bank holding company with one wholly-owned subsidiary, 1st Security Bank of Washington (“1st Security Bank” or the “Bank”).

The accompanying financial statements include the accounts of four branches (the “Branches”) of Bank of America, National Association (“Bank of America”) that were acquired and assumed on January 22, 2016 by 1st Security Bank (“Branch Purchase”). The accounting and reporting policies of the Branch Purchase conform to accounting principles generally accepted in the United States of America (“GAAP”).  Following is a description of the more significant of these policies.

Prior to January 22, 2016, the Branches operated as part of Bank of America, a national banking association, organized under the laws of the United States, with its principal office located in Charlotte, North Carolina. Accordingly, these financial statements are presented based on information as previously maintained and provided by Bank of America. The financial statements presented are not a complete set of financial statements, but rather they present assets acquired and liabilities assumed and related footnotes. Further, in accordance with a request for relief granted by the staff of the Securities and Exchange Commission (the “SEC”), the information provided is in lieu of certain historical financial information and pro forma financial information of the Branch Purchase required by Rules 8-04 and 8-05 of Regulation S-X because separate, audited financial statements of the Branch Purchase were never prepared and the acquired Branches were not operated as distinct, stand-alone entities. Accordingly, no pro forma or historical financial information has been presented. The financial statements presented are not indicative of the financial condition of the Branches going forward.

Management’s Estimates

The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect amounts reported in the financial statements.  Actual results could differ from these estimates. Material estimates that are particularly susceptible to change in the near term are the fair value of measurements.

Subsequent Events

The Company has evaluated events and transactions subsequent to January 22, 2016, for potential recognition or disclosure.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, and interest-bearing balances due from other banks and the Federal Reserve Bank of San Francisco ("FRB") and have a maturity of 90 days or less at the time of purchase. Substantially all of the interest-bearing cash at January 22, 2016 consisted of cash held at the FRB. The carrying amount of such instruments is considered a reasonable estimate of fair value.

Loans Receivable

Loans receivable are stated at the amount of unpaid principal reduced by an allowance for loan losses and net deferred fees or costs. Interest on loans is calculated using the simple interest method based on the daily balance of the principal amount outstanding and is credited to income as earned. Loan fees, net of direct origination costs, are deferred and amortized over the life of the loan using the effective yield method.

Interest on loans is accrued daily based on the principal amount outstanding. Generally, the accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest (based on contractual terms), unless they are well secured and in the process of collection. All interest accrued but not collected for loans that are placed on non-accrual status or charged off are reversed against interest income. Subsequent collections on a cash basis are applied proportionately to past due principal and interest, unless collectability of principal is in doubt, in which case all payments are applied to principal. Loans are returned to accrual status when the loan is deemed current, and the collectability of principal and interest is no longer doubtful, or, generally, when the loan is less than 90 days delinquent, and performing according to contractual terms after a period of six months performance.

The Company charges fees for originating loans. These fees, net of certain loan origination costs, are deferred and amortized to income, on the level-yield basis, over the loan term. If the loan is repaid prior to maturity, the remaining unamortized net deferred loan origination fee is recognized in income at the time of repayment.

Business Combinations

The Company accounts for its acquisitions under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which requires the use of the acquisition method of accounting. All identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date because the fair value of the loans acquired incorporates assumptions regarding credit risk.

There are two methods to account for acquired loans as part of a business combination. Acquired loans that contain evidence of credit deterioration on the date of purchase are carried at the net present value of expected future proceeds in accordance with ASC 310-30. All other acquired loans are recorded at their initial fair value, adjusted for subsequent advances, pay downs, amortization or accretion of any premium or discount on purchase, charge-offs and any other adjustment to carrying value in accordance with ASC 310-20. All loans acquired as part of the Branch Purchase were accounted for under ASC 310-20 as the Company expects to receive all of the contractually specified principal and interest payments.

In determining the Day 1 Fair Values (“Day 1 Fair Values”) of acquired loans without evidence of credit deterioration at the date of acquisition, management includes (i) no carryover of any previously recorded allowance for loan losses and (ii) an adjustment of the unpaid principal balance to reflect an appropriate market rate of interest, given the risk profile and grade assigned to each loan. This adjustment will be accreted into earnings as a yield adjustment, using the effective yield method, over the remaining life of each loan.

Premises and Equipment

Premises and equipment were initially recorded at fair value, which establishes a new cost basis, on the date of the purchase. Subsequently, land is carried at cost while buildings and furniture, fixtures and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the asset’s estimated useful life. The estimated useful lives used to compute depreciation include building and building improvements from 25 to 40 years and furniture, fixtures, and equipment from three to 10 years. Leasehold and tenant improvements are amortized using the straight-line method over the lesser of useful life or the life of the related lease. Gains or losses on dispositions are reflected in results of operations.

Core Deposit Intangible

In connection with business combinations, the Company records core deposit intangibles, representing the value of the acquired core deposit base. Core deposit intangible is amortized using an accelerated basis over the estimated useful life of approximately nine years.

Goodwill

Goodwill represents the excess of the purchase price over the sum of the estimated fair values of tangible and identifiable intangible assets acquired less the estimated fair value of the liabilities assumed. Core deposit intangibles represent the estimated value of long-term deposit relationships acquired in a business combination. The core deposit intangible is amortized over the estimated useful lives of the acquired long-term deposits acquired, and the remaining amounts of the core deposit intangible are periodically reviewed for reasonableness.

Goodwill has an indefinite useful life and is evaluated for impairment annually or more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. The goodwill impairment analysis is a two-step test. The first step, used to identify potential impairment, involves comparing the reporting unit’s estimated fair value to its carrying value, including goodwill. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill assigned to that reporting unit is considered not to be impaired. If the carrying value exceeds estimated fair value, there is an indication of potential impairment and the second step is performed to measure the amount of impairment of goodwill assigned to that reporting unit.

Recently Issued Accounting Pronouncements

In January 2016, the FASB issued Accounting Statements Update (“ASU”) No. 2016-01, Financial Instruments - Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities.  The new guidance is intended to improve the recognition and measurement of financial instruments.  This ASU requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.  In addition, the amendments in this ASU require the exit price notion be used when measuring the fair value of financial instruments for disclosure purposes and requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. This ASU also eliminates the requirement to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet.  The ASU also requires a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.  ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years.  Early adoption is permitted for certain provisions.  The Company is currently evaluating the impact of this ASU on the Company's consolidated financial statements.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842).  ASU No. 2016-02 requires lessees to recognize on the balance sheet the assets and liabilities arising from operating leases. A lessee should recognize a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. A lessee should include payments to be made in an optional period only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. For a finance lease, interest payments should be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income. For operating leases, the lease cost should be allocated over the lease term on a generally straight-line basis. The amendments in ASU 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the amendments in the ASU is permitted. The adoption of ASU 2016-02 is not expected to have a material impact on the Company's consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Risks and Uncertainties

In the normal course of its business, the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk, and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or re-price at different speeds, or on a different basis, than its interest-earning assets. Credit risk is the risk of default on the loan portfolio or certain securities that results from borrowers’ inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company. The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. Periodic examinations by the regulatory agencies may subject the Company to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators’ judgments based on information available to them at the time of their examination.

NOTE 2 - BUSINESS COMBINATION

On January 22, 2016, the Company’s wholly-owned subsidiary, 1st Security Bank, completed the Branch Purchase pursuant to the P&A Agreement. In the transaction, 1st Security Bank acquired approximately $186.4 million of deposits, a small portfolio of performing loans, two owned bank branches, three leases for the bank branches and parking facilities and certain other assets of the Branches. In consideration of the purchased assets and transferred liabilities, 1st Security Bank paid (a) the unpaid principal balance and accrued interest of approximately $419,000 for the loans acquired, (b) the net book value, or approximately $778,000, for the bank facilities and certain other assets associated with the Branches, and (c) a deposit premium of 2.50% on substantially all of the deposits assumed, which equated to approximately $4.8 million.  The transaction was settled with Bank of America paying cash of $180.4 million to 1st Security Bank for the difference between these amounts and the total deposits assumed.

The Branch Purchase was accounted for under the acquisition method accordingly, the assets and liabilities were recorded at their fair values on January 22, 2016, the date of acquisition. Determining the fair value of assets and liabilities, especially the loan portfolio, is a complicated process involving significant judgment regarding methods and assumptions used to calculate estimated fair values. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as information relative to closing date fair values become available. The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the date of the Branch Purchase.

January 22, 2016	Acquired Book Value	Fair Value Adjustments		Amount Recorded
	(In thousands)
Assets
Cash and cash equivalents	$180,356	$-		$180,356
Loans receivable	417	-		417
Premises and equipment	697	267	(1)	964
Accrued interest receivable	2	-		2
Core deposit intangible	-	2,139	(2)	2,139
Goodwill	-	2,412	(3)	2,412
Other assets	103	-		103
Total assets acquired	$181,575	$4,818		$186,393

Liabilities
Deposits:
Noninterest-bearing deposits	$79,966	$-		$79,966
Interest-bearing deposits	106,398	-		106,398
Total deposits	186,364	-		186,364
Accrued interest payable	7	-		7
Other liabilities	22	-		22
Total liabilities assumed	$186,393	$-		$186,393

Explanation of Fair Value Adjustments

(1)
The fair value adjustment represents the difference between the fair value of the acquired Branches and the book value of the assets acquired.  The Company utilized third-party valuations but did not receive appraisals to assist in the determination of fair value.

(2)
The fair value adjustment represents the value of the core deposit base assumed in the Branch Purchase based on a study performed by an independent consulting firm.  This amount was recorded by the Company as an identifiable intangible asset and will be amortized as an expense on an accelerated basis over the average life of the core deposit base, which is estimated to be nine years.

(3)	The fair value adjustment represents the value of the goodwill calculated from the Branch Purchase based on the purchase price, less the fair value of assets acquired net of liabilities assumed.

NOTE 3 – GOODWILL AND CORE DEPOSIT INTANGIBLES

In connection with business combinations, the Company recorded goodwill and core deposit intangibles.  For the Branch Purchase, the goodwill represented the excess purchase price over the estimated fair value of the net assets acquired and was recorded at $2.4 million.

The table below summarizes the aggregate amount recognized for each major class of assets acquired and liabilities assumed by 1st Security Bank in the Branch Purchase on January 22, 2016.

At January 22, 2016
(In thousands)
Purchase price (1)	$6,015
Recognized amounts of identifiable assets acquired and (liabilities assumed), at fair value:
Cash and cash equivalents	186,371
Acquired loans	417
Premises and equipment, net	964
Accrued interest receivable	2
Core deposit intangible	2,139
Other assets	103
Deposits	(186,364)
Accrued interest payable	(7)
Other liabilities	(22)
Total fair value of identifiable net assets	3,603

Goodwill	$2,412

(1)	Purchase price includes premium paid on the deposits, the aggregate net book value of all assets acquired, and the unpaid principal and accrued interest on loans acquired.

The acquired core deposit intangible represents the fair value of the acquired core deposit base and was recorded at $2.1 million. Core deposit intangibles are amortized using an accelerated basis over approximately nine years. Amortization expense for core deposit is expected to be as follows.
At January 22, 2016
(In thousands)
Year 1	$503
Year 2	385
Year 3	294
Year 4	225
Year 5	172
Thereafter	560

Total	$2,139

NOTE 4 - LOANS RECEIVABLE

Loans receivable at January 22, 2016 are summarized by category as follows.

	At January 22, 2016
		% of Total
	Amount	Loans
	(Dollars in thousands)

Commercial real estate loans	$324	77.7%
Commercial business loans	93	22.3
Total loans receivable, at fair value	$417	100.0%

As stated in Note 1 under “Business Combinations”, all identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date because the fair value of the loans acquired incorporates assumptions regarding credit risk.

The credit quality of loans receivable of $417,000 at January 22, 2016, included commercial real estate loans of $324,000 and commercial business loans of $93,000, all of which were classified as pass, based on an internal risk rating and indicates borrowers with an average credit quality and risk.  At January 22, 2016, all loans were performing in accordance with the terms of their agreements.

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized.

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment at January 22, 2016 consists of the following:

At January 22, 2016
(In thousands)

Land and buildings	$641
Furniture, fixtures and equipment	323
Total premises and equipment	$964

NOTE 6 - DEPOSITS

Deposits outstanding by type of account at January 22, 2016 are summarized as follows:
At January 22, 2016
(In thousands)
Noninterest-bearing demand	$79,966
Interest-bearing demand	1,393
Savings	12,375
Money market	73,544
Certificates of deposit:
Less than $100,000	15,025
$100,000 to $250,000	3,611
Over $250,000	450
Total certificates of deposit	19,086
Total deposits	$186,364

Scheduled maturities of time deposits at January 22, 2016 for future years ending are as follows:

At January 22, 2016
(In thousands)
2016	$11,876
2017	3,897
2018	1,547
2019	553
2020	761
Thereafter	452
Total	$19,086

The Company has pledged $6.7 million of securities as of February 5, 2016 to secure public agency funds associated with the deposits of the acquired Branches.

 NOTE 7 - COMMITMENTS AND CONTINGENCIES

As part of the Branch Purchase, the Company assumed and entered into various non-cancelable operating leases.

Minimum rental commitments (in thousands) under the leases are as follows:

2016	$102
2017	109
2018	102
2019	70
Total	$383

NOTE 8 - ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations.  Consequently, the fair value of the Company's consolidated financial instruments will change when interest rate levels change and that change may either be favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed interest rate obligations are less likely to prepay in a rising interest rate environment and more likely to prepay in a falling interest rate environment.  Conversely, depositors who are receiving fixed interest rates are more likely to withdraw funds before maturity in a rising interest rate environment and less likely to do so in a falling interest rate environment.  Management monitors interest rates and maturities of assets and liabilities, and attempts to minimize interest rate risk by adjusting terms of new loans, and deposits, and by investing in securities with terms that mitigate the Company's overall interest rate risk.

Accounting guidance regarding fair value measurements defines fair value and establishes a framework for measuring fair value in accordance with U.S. GAAP. Fair value is the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.

The following definitions describe the levels of inputs that may be used to measure fair value:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash and Cash Equivalents – The carrying amounts of cash approximates its fair value (Level 1).

Accrued Interest – The carrying amounts of accrued interest approximates its fair value (Level 2).

Loans Receivable – For variable rate loans that re-price frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers or similar credit quality (Level 3).

Deposits – The fair value of deposits with no stated maturity date is included at the amount payable on demand. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation on interest rates currently offered on similar certificates (Level 2).

Off-Balance Sheet Instruments – The fair value of commitments to extend credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the present creditworthiness of the customers. The majority of the Company’s off-balance-sheet instruments consist of non-fee producing, variable-rate commitments; the Company has determined they do not have a distinguishable fair value.

Accrued interest payable - The fair value approximates the carrying value.

The carrying amount and estimated fair value of the Company’s financial instruments at January 22, 2016 is as follows:

	January 22, 2016
	Carrying	Fair Value
	Amount	Total	Level 1	Level 2	Level 3
Financial assets:	(In thousands)
Cash and cash equivalents	$180,356	$180,356	$180,356	$-	$-
Loans receivable, net	417	417	-	-	417
Accrued interest receivable	2	2	-	2	-

Financial liabilities:
Deposits	$186,364	$186,364	$-	$186,364	$-
Accrued interest payable	7	7	-	7	-

NOTE 9 - OFF-BALANCE SHEET RISK

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s Consolidated Balance Sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the amount of the total commitments does not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party.  Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and ultimately may not be drawn upon to the total extent to which the Company is committed.

At January 22, 2016, the Company had outstanding commitments to extend credit totaling $97,000. There were no standby letters of credits purchased as part of the Branch Purchase.